YP.net

The Company's Mission

YP.Net, Inc. is a leading provider of Internet-based yellow page services and a component of the Dow Jones Internet Services Index. The Company's web site contains listings for approximately 18 million businesses and 150 million individuals in the United States.

To generate revenues, the Company offers an Internet Advertising Package that includes a Preferred Listing and Mini-Webpage™ through its yellow page web site. Such Preferred Listings appear in a priority position with bolder graphics and other useful features.

YP.Net's mission is to be the Internet yellow pages of choice by offering users more content through proprietary rights technology and partnerships.

Investor Contact

Roger H. Bedier
4840 E. Jasmine Street
Suite 105
Mesa, AZ 85205

Phone: 480.654.9646, ext. 1239
Fax: 480.654.9729
Email: rogerb@ypcorp.com

INVESTOR FACT SHEET **OTCBB: YPNT**

America's Local Yellow Pages™

YP.Net Inc. Investment Incentives

YPNT offers a unique investment opportunity with the following advantages:

Outstanding Nine Month Financial Performance

- Revenue growth of 124% compared with the previous year
- EPS growth of 139% compared with the previous year
- Net income margin improvement to 21% from 19%
- Operating margin improvement to 30% from 27%
- An annualized return on stockholders equity of 60%
- A high level of working capital
- Little or no debt
- Operating cash flow that has more than tripled and free cash flow which has quadrupled

Attractive Investment Characteristics

- A leading position in the fast growing Internet Services industry
- A recurring revenue stream
- A high growth/high margin business model with pricing power
- A price to earnings multiple which is below market averages
- An extremely low P/E to growth (PEG) ratio
- A market capitalization which has quickly grown to $80-$100 million
- Increasing share in a large potential market

Key Investor Facts

- Traded on the Over the Counter (BB) Market under the symbol YPNT
- Average shares outstanding 42.5 million
- YPNT stock price has outperformed all indices by 2000%
- Fifty two week stock price range $.04 - $2.41 per share
- Market capitalization $80-$100 million
- Average 50 day volume 370 thousand shares

Web Site Address

Users can access our web site and yellow page directory through the following most commonly used domain names:

- www.yp.net
- www.yellow-page.net
- www.yp.com

INVESTOR FACT SHEET

Major Initiatives

July 2003

- The Company obtained the exclusive use of the YP.com domain name thus adding to its extensive list of more than forty URLs.

May 2003

- The Company entered into an agreement with Switchboard, Incorporated, that will increase YP.Net's distribution and the visibility of our advertisers to online consumers.

- The Company entered into an agreement with Palm that allows PDA users to search YP.Net's Internet yellow pages.

April 2003

- The Company introduced "Click 2 Call", an automated dialing feature which enables users to contact Preferred Listing businesses for free.

February 2003

- The Company successfully launched its new yellow page search engine providing faster, more flexible and more reliable search results for our users.

December 2002

- YP.Net established an outbound call center to contact its base of customers to gather additional information and proprietary data to enhance their listing satisfaction.

The Internet Yellow Page Industry

An increasingly mobile and computer sophisticated population is accessing the yellow pages by way of the Internet at a sharply increasing rate.

Internet usage provides the following major advantages over the printed yellow pages:

- More current and extensive listing information.
- Quick access to business listings across the nation from any location.
- Fast and easy searching via desktop computer, laptop computer, personal digital assistant (PDA) and, most recently, cellular phone.

Advantages of an internet yellow page listing to the business user are:

- Lower cost for a given level of content.
- Flexibility to change the content of the listing at any time.
- The service benefits described below.

Approximately 13% of yellow pages directory inquiries were conducted online in 2002 compared with 2% in 2000. Annual growth of 25% per year for online and wireless searches are projected to yield a 40% share of such inquiries by 2006.

Within this growth environment YP.Net is distinguished by the following factors which have made it the market leader in customers and web pages:

Service Benefits

YP.Net's Internet Advertising Package includes:

- A Mini-Webpage™ with an extensive business description

- A high priority listing with bold graphics and search reference

- Door to door mapping services

- A free phone call feature from the user to the business

- Free links to the customer's email and web site

- Information made available to anyone in the world

Competitive Advantages

The principal competitive advantages of YP.Net are:

- An effective but low marketing cost program through its use of direct mail and incentives for targeted customers.

- Customer account payment through local telephone billing.

- A corporate name and logo that is easily recognized by the yellow page searcher.

- Marketing relationships with partners such as Overture, My Area Guide and Switchboard generating almost 200 million page views per month.

YPNT Business Model is Providing Outstanding Financial Performance


Revenues (up 124%)
Millions of Dollars
25
20
15
10
5
0
9.2
20.6
2002 (9 mos)
2003 (9 mos)
Year


Cash Flow from Operation (up 250%)
Millions of Dollars
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
1.0
$.02 Per Share
3.5
$.08 Per Share
2002 (9 mos)
2003 (9 mos)
Year


Sharply Improved Net Income and EPS (up 139%)
Millions of Dollars
5
4
3
2
1
0
1.8
EPS .04
4.3
EPS .10
2002 (9 mos)
2003 (9 mos)
Year


EBITDA (up 131%)
Millions of Dollars
8.0
6.0
4.0
2.0
0.0
2.9
$.07 Per Share
6.7
$.15 Per Share
2002 (9 mos)
2003 (9 mos)
Year


Improving Net Income Margins
Percent
25%
20%
15%
10%
5%
0%
19%
21%
2002 (9 mos)
2003 (9 mos)
Year


Free Cash Flow After Investments (up 300%)
Millions of Dollars
2.0
1.5
1.0
0.5
0.0
0.5
$.01 Per Share
2.0
$.05 Per Share
2002 (9 mos)
2003 (9 mos)
Year


Stockholder Equity (up 90%)
Millions of Dollars
14
12
10
8
6
4
2
0
7.2
13.7
(06/30/02)
(06/30/03)
Date


Total Assets (up 70%)
Millions of Dollars
20
15
10
5
0
10.5
17.8
(06/30/02)
(06/30/03)
Date

INVESTOR FACT SHEET OTCBB: YPNT

YPNT Valuation is Modest Despite Price Appreciation



YPNT Stock Price Has Sharply Outperformed All Indices Including Dow Jones Internet Services
Stock Price Increase 12/31/02-09/30/03
Percent Increase
3000%
2000%
1000%
0%
2075%
46%
13%
11%
33%
YPNT
DJIS
S&P 500
DJIA
NASDAQ 100
Market Indices



In Spite of Rapid EPS Growth YPNT Price / Earnings Ratio is Modest Compared to Major Indices
Trailing Twelve Month P/E Ratio
50
40
30
20
10
0
11.9*
27.9
20.8
40.8
YPNT
S&P 500
DJIA
NASDAQ 100
Market Indices

* Based on $1.66 share price and .14 TTM EPS - Source: Bloomberg Financial

Disclaimer

This fact sheet contains statements that are forward-looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties.

Actual results may differ from such statements due to numerous factors including those described in YP.Net's registration statements and periodic reports files with the Securities and Exchange Commission.

YP.net

Investor Contact

Roger H. Bedier
4840 E. Jasmine Street
Suite 105
Mesa, AZ 85205

Phone: 480.654.9646, ext. 1239
Fax: 480.654.9729
Email: rogerb@ypcorp.com

Key Investor Facts

- Traded on the Over the Counter (BB) Market under the symbol YPNT
- Average shares outstanding 42.5 million
- Fifty two week stock price range $.04 - $2.41 per share
- Market capitalization $80-$100 million
- Average 50 day volume 289 thousand shares

Web Site Address

Users can access our web site and yellow page directory through the following most commonly used domain names:

- www.yp.net
- www.yellow-page.net
- www.yp.com